Exhibit 10.1
DAVE & BUSTER’S, INC.
Restricted Stock
Grants To Named Executive Officers and Directors

		Shares of
Name of Grantee	Title	Restricted Stock
James W. “Buster” Corley	Chief Executive Officer and Chief Operating Officer and Director	30,000
David O. “Dave” Corriveau	President and Director	30,000
William C. Hammett, Jr.	Senior Vice President, Chief Financial Officer	15,000
Sterling R. Smith	Senior Vice President, Dave & Buster’s Operations	7,500
J. Michael Plunkett	Senior Vice President, Food Service Operations, Jillian’s Operations	10,000
Peter A. Edison	Chairman of the Board	6,000
Allen J. Bernstein	Director	4,000
Walter J. Humann	Director	4,000
Mark A. Levy	Director	4,000
Christopher C. Maguire	Director	4,000
David B. Pittaway	Director	4,000
Patricia P. Priest	Director	4,000